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                                                                     Exhibit 3.4


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                                  iMANAGE SARL

           A LIMITED LIABILITY COMPANY WITH A CAPITAL OF 10,000 EUROS
                   REGISTERED OFFICE: 114 BIS, RUE MICHEL ANGE
                              75116 PARIS - FRANCE

                              Company in formation




                            ARTICLES OF INCORPORATION


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
SUMMARY
Article 1.    Form.........................................................................................3
Article 2.    Purpose......................................................................................3
Article 3.    Corporate name...............................................................................3
Article 4.    Registered office............................................................................4
Article 5.    Term.........................................................................................4
Article 6.    Contribution.................................................................................4
Article 7.    Distribution of share capital................................................................4
Article 8.    Modifications of capital.....................................................................4
Article 9.    Rights and obligations attached to shares....................................................4
Article 10.   Transfer and assignment of shares............................................................5
Article 11.   Current accounts.............................................................................5
Article 12.   Management...................................................................................5
Article 13.   Collective decisions.........................................................................6
Article 14.   Financial year...............................................................................7
Article 15.   Allocation and distribution of profits.......................................................7
Article 16.   Statutory auditors...........................................................................7
Article 17.   Winding-up - Liquidation.....................................................................7
Article 18.   Disputes.....................................................................................8
Article 19.   Undertaking preceding signature of the articles and registration of the company......................................................................................8
Article 20.   Fees.........................................................................................8
Article 21.   Powers of attorney for legal formalities.....................................................8


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-FREE TRANSLATION                                                              2

                                  iMANAGE SARL

           A limited liability company with a capital of 10,000 Euros
                  Registered office: 114 Bis, Rue Michel Ange
                              75116 PARIS - France

                              Company in formation


THE UNDERSIGNED :

The company IMANAGE INC.,
An company existing under the law of Delaware, Which has its registered office at C/o Incorporating services Ltd 15 East North Street Dover County of Kent Delaware - United States of America,

Represented by M. Mark CULHANE, duly empowered (hereinafter "the undersigned"),



HEREBY DECLARES THE CREATION OF A COMPANY WITH THE FOLLOWING LEGAL FORM:

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-FREE TRANSLATION                                                              3

ARTICLE 1. FORM

The company is a limited liability company and is subject to current law and to these articles of incorporation.


ARTICLE 2. PURPOSE

The purpose of the company in France and abroad is:

-    the purchase and sell of software, hardware and computer services ;

- the commissionnaire activity either to purchase or sell software, hardware and computer services ;

- the sell of services which include assistance to customer, setting up of software, technical and administrative assistance as well as any other activity linked to e-Business via intranet and internet networks ;

- the direct or indirect participation of the company in any financial, immovable or movable, commercial or industrial operations ;

-    acquisition and management of all French or foreign portfolios ;

- creation, acquisition, rental of business, installation, exploitation of all establishments and business ;

-    acquisition, exploitation and sale of any patents of know how ;

- realisation of all financial, commercial, industrial, movable or immovable that could be related, directly or indirectly, to this purpose, or to any similar or connected purpose , which contribute to its extension or development.


ARTICLE 3. CORPORATE NAME

The name of the company is:

                                     iMANAGE

All deeds and documents issued by the company must include the words "Societe a Responsabilite Limitee" (limited liability company) or the initials S.A.R.L. immediately before or after the name of the company.

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-FREE TRANSLATION                                                              4

ARTICLE 4. REGISTERED OFFICE

The registered office of the company is: 114 BIS, RUE MICHEL ANGE - 75116 PARIS.

The registered office may be transferred to any other address within the same "departement" by simple decision of the management, the management then being authorized to amend these articles of incorporation accordingly. The registered office may be transferred to any other place by decision of an extraordinary general meeting of the shareholders.


ARTICLE 5. TERM

The company will exist for a period of 99 years from the date of its registration with the Commercial Registry, unless wound up or extended.


ARTICLE 6. CONTRIBUTION

The undersigned contributed to the company, at the moment of its creation, the sum of 10,000 Euros which sum has been deposited in an account in the name of the company to be created, in accordance with the law, with the bank Barclays Bank.


ARTICLE 7. DISTRIBUTION OF SHARE CAPITAL

The share capital is fixed at 10,000 Euros divided into 1,000 shares with a par value of 10 Euros, fully paid up and allocated to the sole shareholder, the company iManage Inc..


ARTICLE 8. MODIFICATIONS OF CAPITAL

The share capital may be increased or reduced by any means authorized by the law and as a result of a collective extraordinary decision of the shareholders.


ARTICLE 9. RIGHTS AND OBLIGATIONS ATTACHED TO SHARES

Each shares gives its holder the right to a share in the profits and assets of the company in proportion to the total number of shares.

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-FREE TRANSLATION                                                              5

ARTICLE 10. TRANSFER AND ASSIGNMENT OF SHARES

10.1. The transfer of shares is effected either by a notarized deed or by private agreement. In order to be binding upon the company, notification of any such transfer should be made by bailiff, accepted by the company by means of a notarized deed or be deposited at the registered office of the company in accordance with the conditions set down by law. Opposition by any of the participating parties is possible once notification as been deposited with the clerk of Court at the Commercial Registry.

10.2. The shares of the sole shareholder can be freely transferred.

10.3. Where the company has many shareholders, the shares can be freely transferred between shareholders, to the husband / wife, ascendant or descendant.

10.4. The other transfer of shares would be subject to the provision of article 45 of the law of 24 July 1966.

10.5. The shares can be freely transferred following death of the shareholder, liquidation of joint estate.


ARTICLE 11. CURRENT ACCOUNTS

Apart from their contributions, the shareholders may, following the agreement of the other shareholders or of the manager, pay or make available to the Company all sums of which it may have need. Terms and conditions governing this sum are either dated by a shareholders' decision or an agreement between the manager and the shareholders. The agreement of the manager is subject to the provision of the Law of July 24, 1966 relating to the regulated provision.


ARTICLE 12. MANAGEMENT

12.1. The company is managed and administered by one or more managers, physical persons, shareholders or not. The managers are nominated for unlimited period.

The first managers of the company are nominated by separate deed annexed to these articles of incorporation.

Subsequent managers are named and removable by a decision of shareholders representing more than half of the share capital.

Managers may be remunerated, the said remuneration being set and changed by a shareholders' decision.

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12.2. The managers have the widest powers concerning relations with third parties to act on behalf of the company, only limited by those powers expressly reserved by law for the shareholders.

12.3. Each manager has the right to sign on behalf of the company, within the limits of the preceding paragraph and the social purpose of the company.

The manager could not, unless prior authorisation of the sole shareholder or of a general meeting: contracting loans, buy, exchange or sell immovable or business, granting real warranties on the corporate assets ou made contribution to the company.


ARTICLE 13. COLLECTIVE DECISIONS

13.1. When the company has only one shareholder, the single shareholder holds all the powers normally delegated to the annual shareholders meeting. In such a case, the provisions relating to communication obligations, the means of calling the meeting and quorum do not apply. A single shareholder cannot delegate powers.

13.2. Where the company has several shareholders, the will of the shareholders is expressed by means of collective decisions which can be made, at the discretion of the management, either by means of a general meeting, by written consultation or by agreement of all the shareholders, unless when a general meeting is legally required.

13.3. The decisions are taken by shareholders representing more than half of the number of shares.

If this majority is not reached, the shareholders are consulted a second time and any decisions are valid if made by a majority of votes cast, no matter what proportion of the total number of shares are represented.

However:

 .    any decisions nominating or removing a manager must always be taken by shareholders representing more than half of the total number of shares.

 .    if the vote concerns the transfer or assignment of shares, a majority of shareholders representing at least three quarters of the number of shares is required.

 .    the change in the nationality of the company, increasing the undertakings of a shareholder, requires the unanimous vote of the shareholders.

13.4. The shareholders may be represented by any person of their choice, even not shareholder.

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ARTICLE 14. FINANCIAL YEAR

Each financial year will last for a period of twelve months beginning on 1st January and ending on 31 December. The first financial year will exceptionally last from the date of incorporation of the company to 31 December 2000.

A general meeting called to approve the accounts must be convene within 6 months following the closure of the financial year.

In case of a sole shareholder, the accounts must be approved in the same delay.


ARTICLE 15. ALLOCATION AND DISTRIBUTION OF PROFITS

Distributable profits comprise the profits for the financial year, decreased by any previous losses and sums to be added to the reserve, in accordance with the law and these articles of incorporation, and increased by any profits carried forward.

Profits are allocated amongst the shareholders in proportion to the number of shares held.

The annual shareholders' meeting can decide to distribute sums withdrawn from the reserves; the meeting must then expressly indicate from which part of the reserves such sums are to be withdrawn. However, dividends are by priority paid from the profits of the fiscal year in question.


ARTICLE 16. STATUTORY AUDITORS

A statutory auditor and deputy statutory auditor will be appointed when, at the end of the financial year, due to the total balance sheet, the turnover before tax and the average number of employees the company will be legally obliged to do so.


ARTICLE 17. WINDING-UP - LIQUIDATION

The Company is wound-up either at the end of its term (unless extended), upon completion or extinction of its purpose, or by court order.

The anticipated winding-up may be decided at any moment by shareholders representing three-quarters of shares.

In the event that all shares are held by one person and the company is dissolved, the transfer of the patrimony can be effected without liquidation of the company, subject to the right granted to the creditors to oppose the liquidation of the company in accordance with the provisions of Article 1844-5 of the Civil Code.

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-FREE TRANSLATION                                                              8

ARTICLE 18. DISPUTES

All disputes concerning the interpretation or performance of these articles of incorporation or relating to the company's affairs, either between shareholders or between shareholders and the company, during the life of the company or during its liquidation, will be referred to the appropriate competent court.


ARTICLE 19. UNDERTAKING PRECEDING SIGNATURE OF THE ARTICLES AND REGISTRATION OF
            THE COMPANY

The Company only acquires legal personality on registration with the Commercial Registry.

However, the acts listed in the annexe to these articles of incorporation, were undertaken before signature of these articles on behalf of the Company. The list indicates the resulting obligation for the Company. Registration of the Company will entail full responsibility for the said undertakings.


ARTICLE 20. FEES

The registration, publication out of pocket expenses and fees related to these articles of incorporation are at the charge of the company.


ARTICLE 21. POWERS OF ATTORNEY FOR LEGAL FORMALITIES

The undersigned hereby grant all powers to Mr Patrick BAUDOUIN in order to effect the following operations :

- to publish the incorporation notice in a legal gazette and deposit all documents required by law with the Clerk of the Commercial Court,

-    to request registration of the company with the Commercial Registry,

- to pay all expenses and fees incurred as a result of the incorporation of the company,

-    sign all documents, receipts and waivers,

-    and generally, to do all that is necessary.

Signed in
On

The sole shareholder : iMANAGE INC.


-------------------------------
represented by Mr. Mark Culhane

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-FREE TRANSLATION                                                              9



                                  iMANAGE SARL

           A LIMITED LIABILITY COMPANY WITH A CAPITAL OF 10,000 EUROS
                   REGISTERED OFFICE: 114 BIS, RUE MICHEL ANGE
                              75116 PARIS - FRANCE

                              Company in formation





                                     ANNEX E


                   LIST OF UNDERTAKINGS MADE ON BEHALF OF THE
                    COMPANY IN FORMATION PRECEDING SIGNATURE
                        OF THE ARTICLES OF INCORPORATION





- Signature with the company Multibureaux of a lease agreement concerning premises located at Paris (75116) - 114 Bis Rue Michel Ange, for a length of six months renewable,

- Opening of a bank account on behalf of the company in formation near the bank Barclays Bank